Exhibit 4.1

EXECUTION VERSION

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

Amendment No. 1, dated as of May 8, 2012 (this “Amendment”), to the Rights Agreement, dated as of January 16, 2012 (the “Rights Agreement”), by and between Georgia Gulf Corporation (the “Company”) and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”). Capitalized terms used without other definition in this Amendment are used as defined in the Rights Agreement.

RECITALS

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth in this Amendment;

WHEREAS, as of the date of this Amendment, no Distribution Date has occurred and no Person is an Acquiring Person;

WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the time at which the Rights cease to be redeemable pursuant to Section 23 of the Rights Agreement, and subject to the penultimate sentence of Section 27 of the Rights Agreement, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of Rights or Common Shares; and

WHEREAS, pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the Company has directed that the Rights Agreement be amended as set forth in this Amendment, and hereby directs the Rights Agent to execute this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Rights Agreement and in this Amendment, the parties hereto hereby amend the Rights Agreement as follows:

1.                                      Section 1(q) of the Rights Agreement is hereby amended and restated in its entirety as follows:

(q)                                 “Expiration Date” means the earliest of (i) the Close of Business on May 9, 2012, (ii) the time at which the Rights are redeemed as provided in Section 23, and (iii) the time at which all exercisable Rights are exchanged as provided in Section 24.

2.                                      Exhibits A and B to the Rights Agreement are deemed to be amended in a manner consistent with this Amendment.

3.                                      This Amendment will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

4.                                      The Rights Agreement will not otherwise be supplemented or amended by virtue of this Amendment, and will remain in full force and effect.

5.                                      This Amendment may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.  A signature to this Amendment transmitted electronically will have the same authority, effect and enforceability as an original signature.

6.                                      This Amendment will be effective as of the date first written above, and all references to the Rights Agreement will, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

7.                                      The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies to the Rights Agent in his or her capacity as an officer on behalf of the Company that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

8.                                      By its execution and delivery hereof, the Company directs the Rights Agent to execute this Amendment.

[Signatures on the Following Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first stated above.

GEORGIA GULF CORPORATION

By:	/s/ Gregory C. Thompson
	Name:	Gregory C. Thompson
	Title:	Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis V. Moccia
	Name:	Dennis V. Moccia
	Title:	Manager, Contract Administration

[Signature Page to Amendment No. 1 to Rights Agreement]